UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2016

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50, New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 26, 2016, FXCM Inc. (the “Company”) entered into an Amended and Restated Rights Agreement (the “Amended Rights Agreement”) with American Stock Transfer & Trust Company, as Rights Agent, which amended the Company’s original Rights Agreement (the “Original Rights Agreement”) entered into by and between the Company and the Rights Agent as of January 29, 2015.

The amendments to the Original Rights Agreement effected by the Amended Rights Agreement included, among others, the following:

•	extension of the expiration date of the Rights from January 29, 2018 to January 26, 2019 (subject to earlier expiration under the circumstances described below);

•	inclusion of an additional threshold at which a person or group becomes an “Acquiring Person” of 4.9% of the outstanding Capital Stock, subject to certain exceptions (including that any stockholder who, as of the time of the first public announcement of the adoption of the Amended Rights Agreement, beneficially owns 4.9% or more of the then-outstanding shares of Capital Stock will not be deemed to be an “Acquiring Person” so long as such stockholder does not thereafter acquire any additional shares of Capital Stock, subject to certain exceptions); and

•	amendment of certain other provisions, including the definitions of “Beneficial Ownership” and “Exempt Person”, to include terms appropriate for the purpose of preserving certain tax benefits.

The following summary of the terms of the Amended Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended Rights Agreement, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Exercise of Rights. On or after the Distribution Date, each Right would initially entitle the holder to purchase one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), for a purchase price of $44.12 (subject to adjustment) (the “Exercise Price”). Under certain circumstances set forth in the Amended Rights Agreement, the Company may suspend the exercisability of the Rights.

Definition of Acquiring Person. An “Acquiring Person” is a person or group that, together with affiliates and associates of such person or group, acquires beneficial ownership (i) of 4.9% or more of the shares of Class A Common Stock then outstanding or 4.9% of the Total Fair Market Value of all Capital Stock then outstanding, or (ii) of 10% or more of the Capital Stock, other than: (A) the Company, its subsidiaries and their respective employee benefit plans; (B) any stockholder that, as of the time of the first public announcement of adoption of the Amended Rights Agreement, beneficially owns an amount equal to or more than the Stated Thresholds (unless and until, (X) as applicable to a 4.9% Existing Holder, such person thereafter acquires any additional shares of Capital Stock, or (Y) as applicable to a 10% Existing Holders, such person thereafter acquires Capital Stock representing 0.25% or more of the then outstanding Capital Stock, subject to certain exceptions); (C) a person who becomes an Acquiring Person solely as a result of the Company repurchasing shares of Capital Stock or a stock dividend, stock split, reverse stock split or similar transaction effected by the Company (unless and until such person acquires additional shares, other than in certain specified exempt transactions); (D) certain stockholders who inadvertently or without knowledge of the terms of the Rights, buy shares in excess of Stated Thresholds and who do not thereafter reduce the percentage of shares owned below such thresholds; and (E) any person that the Board has affirmatively determined, in its sole discretion, prior to the Distribution Date, in light of the intent and purposes of the Amended Rights Agreement or other circumstances facing the Company, shall not be deemed an Acquiring Person.

Expiration. The Rights will expire on the earliest of (i) 5:00 P.M., New York, New York time, on January 26, 2019 or such later date as may be established by the Board prior to the expiration of the Rights, (ii) the date on which the Rights are redeemed or exchanged as provided in the Amended Rights Agreement, (iii) solely with respect to the 4.9% Threshold, the effective date of the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Agreement is no longer necessary or desirable for the preservation of Tax Benefits, and (iv) solely with respect to the 4.9% Threshold, the first day of a taxable year of the Company to which the Board of Directors determines that no Tax Benefits may be carried forward.

The foregoing description of the Amended Rights Agreement is qualified in its entirety by reference to the full text of the Amended Rights Agreement, attached hereto as Exhibit 4.1 and incorporated herein by reference, and the full text of the Original Rights Agreement, which was attached as Exhibit 4.1 to the Form 8-K filed by the Company on January 30, 2015 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference. The Amended Rights Agreement, specifying the terms of the Rights (as defined therein), is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On January 26, 2016, the Company issued a press release announcing the adoption of the Amended Rights Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Rights Agreement, dated as of January 26, 2016, by and between FXCM Inc. and American Stock Transfer & Trust Company, LLC (which includes the Amended Summary of Rights to Purchase Series A Junior Participating Preferred Stock as Exhibit B to the Amended and Restated Rights Agreement).

99.1	Press Release, dated as of January 26, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

By:	/s/ David S. Sassoon
	Name:	David S. Sassoon
	Title:	General Counsel

Date: January 26, 2016